EXHIBIT 23.2

                                              Bobbitt, Pittenger & Company, P.a.
                                                    Certified Public Accountants

October 1, 1996

The financial statement of Federal Mortgage Management II, Inc. (the "Company") reflecting its financial condition for the period November 13, 1995 (inception) through June 30, 1996, and our report dated August 8, 1996, may be included in the Company's Form SB-2 Registration Statement. We also consent to Bobbitt, Pittenger & Co., P.A. being named experts in accounting and auditing.

/s/ BOBBITT, PITTENGER & COMPANY, P.A.
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Certified Public Accountants